Exhibit 23.2
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        CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We hereby consent to the incorporation by reference in the Registration
Statements on Form S-8 (Nos. 333-57028, 333-30085, 333-131658 and 333-131341)
of Ecology and Environment, Inc., of our report dated December 17, 2004 relating to the financial statements of Ecology and Environment, Inc. 401(k) Plan, which appears in this Form 11-K.

/s/PricewaterhouseCoopers LLP
Buffalo, New York
March 10, 2006